EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated February 13, 1997, except for Note 9 as to which the date is April 1, 1997, in the Registration Statement (Form SB-2) and related Prospectus of LifeRate Systems, Inc. for the registration of 8,000,000 shares of its Common Stock.


                                            /s/ Ernst & Young LLP

Minneapolis, Minnesota
February 24, 1998